UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2011

HORIZON LINES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On November 23, 2011, Horizon Lines, Inc. and certain of its subsidiaries (collectively, “Horizon”) and attorneys representing those shippers who opted out of the Puerto Rico direct purchaser settlement and have indicated an intention to pursue an antitrust claim against Horizon related to the Puerto Rico tradelane (such persons referred to collectively as the “Settling Claimants”) entered into a Settlement Agreement (the “Settlement Agreement”).

Numerous Puerto Rico direct purchaser antitrust class action lawsuits were filed against Horizon in 2008 on behalf of customers who purchased domestic ocean shipping services from Horizon and other ocean carriers in the Puerto Rico tradelane between May 2002 and April 2008. Horizon entered into a settlement agreement with the class in June 2009, and final court approval was granted in September 2011. The Settling Claimants elected to opt-out of the settlement class to preserve their rights, if any, against Horizon relating to the Puerto Rico tradelane, and the Settlement Agreement resolves the claims of all of the Settling Claimants.

Pursuant to the terms of the Settlement Agreement, in exchange for the full, complete and final settlement of the alleged claims from the Settling Claimants, Horizon agreed to pay the Settling Claimants an aggregate amount of $13,750,000, as follows:

a.	$5,750,000 on or before December 8, 2011;

b.	$4,000,000 on or before June 30, 2012; and

c.	$4,000,000 on before December 24, 2012.

A copy of the press release announcing the Settlement Agreement is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

10.1	Press Release, dated as of November 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
(Registrant)

Date: November 29, 2011	By:	/s/ Michael T. Avara
Michael T. Avara
Executive Vice President
and Chief Financial Officer

Exhibit Index

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

10.1	Press Release, dated as of November 29, 2011